UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Departing Officers’ Agreements with Departing Executive Officers

On January 23, 2006, Apollo Gold Corporation, a Yukon Territory corporation (the “Company’) entered into an Amended and Restated Employment and Severance Agreement (the “Departing Officers’ Agreements”) with each of the following executive officers: Donald O. Miller, Vice President - Human Resources and Administration; James T. O’Neil, Vice President - Finance; David K. Young, Vice President - Business Development and Project Development; and Donald W. Vagstad, Vice President - Legal, General Counsel, and Secretary (each a “Departing Officer” and collectively, the “Departing Officers”).

Pursuant to the Departing Officers’ Agreements, each Departing Officer’s employment with the Company will terminate on February 18, 2006. Assuming that the Departing Officers entering into a Severance Agreement and Release with the Company, each Departing Officer will receive severance consisting of cash and stock upon termination and an additional cash payment on the earlier of (i) a change of control (as defined in the Departing Officers’ Agreements), or (ii) February 18, 2008, or, in the case of Mr. O’Neil, February 18, 2007. In addition, each Departing Officer may elect either (i) an $18,000 cash payment upon termination, or, in the case of Mr. O’Neil, $12,000, or (ii) to have the Company pay such Departing Officer’s portion of his COBRA payments for 18 months, or, in the case of Mr. O’Neil, 12 months.

Set forth below is a summary of the severance package each Departing Officer will receive upon termination:

DEPARTING OFFICER	FIRST CASH SEVERANCE PAYMENT(1)	NUMBER OF COMMON SHARES TO BE ISSUED(2)	SECOND CASH SEVERANCE PAYMENT(1)
			No Change of Control	Change of Control
Donald O. Miller	$163,372	359,750	$112,500	$151,875(3)
James T. O’Neil	$111,884	179,875	$37,500	$50,625(3)
David K. Young	$180,572	359,750	$112,500	$151,875(3)
Donald W. Vagstad	$229,010	287,800	$120,000	$162,000(3)

(1)	References to “$” are to United States dollars.
(2)
The number of common shares to be issued to each Departing Officer was calculated using a volume weighted average price for the five days ending on the close of business on January 20, 2006 as quoted on the Toronto Stock Exchange, or CDN$0.48.  The Company requested and received approval to issue the common shares from each of the Toronto Stock Exchange and the American Stock Exchange.  The Company will issue the common shares as a take down from its U.S. universal shelf registration statement.

(3)
In addition to the payment indicated in the chart above, in the event there is a change of control between January 23, 2006 and February 18, 2008 (or, in the case of Mr. O’Neil, February 18, 2007), the Company will pay each Departing Officer a gross up payment representing an estimate of FICA, federal, and state taxes, utilizing a 33% tax rate, regardless of the actual rate applicable to the Departing Officer, with the gross up amount computed by dividing the Change of Control payment amount by 0.67 and subtracting the Change of Control payment.

The foregoing description may not contain all terms that may be of interest. For the complete text of the Departing Officer’s Agreement, please refer to the form of the Departing Officer’s Agreement, including the Form of Severance Agreement and Release, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Remaining Officers’ Agreements with Remaining Executive Officers

Also on January 23, 2006, the Company entered into an Amendment No. 1 to Amended and Restated Employment Agreement (the “Remaining Officers’ Agreements”) with the following three executive officers: R. David Russell, President and Chief Executive Officer; Melvyn Williams, Senior Vice President - Finance and Corporate Development and Chief Financial Officer; and Richard F. Nanna, Senior Vice-President - Exploration (each a “Remaining Officer” and collectively, the “Remaining Officers”).

Pursuant to the Remaining Officers’ Agreements, each of the Remaining Officers agreed to reduce his annual base salary by the following amounts: Mr. Russell - $85,000; Mr. Williams - $50,000; and Mr. Nanna - $35,000, or an aggregate of US$170,000, in exchange for shares of Company common stock. The Remaining Officers will be issued the following number of Company common shares on January 31, 2006: Mr. Russell - 611,575 shares; Mr. Williams - 239,833 ; and Mr. Nanna - 251,825 shares. The number of common shares to be issued to each Departing Officer was calculated using a volume weighted average price for the five days ending on the close of business on January 20, 2006 as quoted on the Toronto Stock Exchange, or CDN$0.48.  The Company requested and received approval to issue the common shares from each of the Toronto Stock Exchange and the American Stock Exchange.  The Company will issue the common shares as a take down from its U.S. universal shelf registration statement. All other terms of such officer’s existing employment agreements remain unchanged.

The foregoing description may not contain all terms that may be of interest. For the complete text of the Remaining Officer’s Agreement, please refer to the form of the Remaining Officer’s Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

Exhibit No.	Description

10.1	Form of Amended and Restated Employment and Severance Agreement.

10.2	Form of Amendment No. 1 to Amended and Restated Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GOLD CORPORATION

Date: January 27, 2006	By:	/s/ MELVYN WILLIAMS

Name: Melvyn Williams Title: Senior Vice President - Finance and Corporate Development and Chief Financial Officer